EXHIBIT 5.01

April 20, 2012

Proofpoint Inc.

892 Ross Drive

Sunnyvale, CA 94089

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Proofpoint Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about April 20, 2012 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 16,156,741 shares of the Company’s Common Stock (the “Stock”), subject to issuance by the Company upon the exercise or settlement of (a) stock options granted under the Company’s 2002 Stock Option/Stock Issuance Plan, as amended (the “2002 Plan”), (b) restricted stock units (the “RSUs”) awarded under the NextPage, Inc. 2007 Stock Plan, as amended (the “2007 Plan”), (c) stock options granted or to be granted under the Company’s 2012 Equity Incentive Plan (the “2012 Plan”) or (d) purchase rights granted or to be granted under the Company’s 2012 Employee Stock Purchase Plan, as amended (the “Purchase Plan”).  The plans referred to in clauses (a) through (d) above are collectively referred to in this letter as the “Plans”).  In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following.

(1)                                  The Company’s Seventh Amended and Restated Certificate of Incorporation, as amended, certified by the Delaware Secretary of State on April 19, 2012 (the “Restated Certificate”) and the Amended and Restated Certificate of Incorporation that the Company intends to file and that will be effective upon the closing of the Company’s initial public offering pursuant to the S-1 Registration Statement (the “Post-Effective Restated Certificate”).

(2)                                  The Company’s Bylaws, certified by the Company’s Secretary on April 19, 2012 (the “Bylaws”) and the Amended and Restated Bylaws that the Company has adopted in connection with, and that will be effective upon the closing of the Company’s initial public offering pursuant to the S-1 Registration Statement (the “Post-Effective Bylaws”).

(3)                                  The Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

(4)                                  The Prospectuses prepared in connection with the Registration Statement.

Proofpoint, Inc.

April 20, 2012,

(5)                                  Minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and stockholders (the “Stockholders”) at which, or pursuant to which, the Restated Certificate, the Post-Effective Restated Certificate, the Bylaws, and the Post-Effective Bylaws were approved.

(6)                                  Minutes of meetings and actions by written consent of the Board and Stockholders at which, or pursuant to which, the Plans were adopted and approved.

(7)                                  The stock records for the Company that the Company has provided to us (consisting of a list of stockholders, a list of option and warrant holders respecting the Company’s capital and of any rights to purchase capital stock that was prepared by the Company and dated April 19, 2012 verifying the number of such issued and outstanding securities).

(8)                                  The Agreement and Plan of Reorganization by and among Proofpoint, Inc., Nucleus Acquisition Corp., NextPage, Inc. and Michael Lee, as Stockholders’ Agent and all exhibits thereto (the “Merger Agreement”), as well as the Certificate of Merger Merging Nucleus Acquisition Corp. with and into NextPage, Inc. filed with the Delaware Secretary of State on December 23, 2011.

(9)                                  The forms of Restricted Stock Unit Assumption Agreements (the “Assumption Agreements”) entered into by the Company with the holders of the RSUs pursuant to which the Stock is to be issued.

(10)                            A Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated April 19, 2012, stating that the Company is qualified to do business in good standing under the laws of the State of Delaware (the “Certificate of Good Standing”).

(11)                            A Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

The Company’s capital stock is uncertificated.  We assume that issued Stock will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Stock have been surrendered to the Company in accordance with DGCL

Proofpoint, Inc.

April 20, 2012,

Section 158 and that the Company will properly register the transfer of the Stock to the purchasers of such Stock on the Company’s record of uncertificated securities.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate.  We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the Delaware General Corporation Law and reported judicial decisions relating thereto.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, we are of the following opinion:

(1)           The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2)           The 16,156,741 shares of Stock that may be issued and sold by the Company upon the exercise or settlement of (a) stock options granted or to be granted under the 2012 Plan, (b) stock options granted under the 2002 Plan, (c) RSUs granted under the 2007 Plan and (d) purchase rights granted or to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectuses, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.  This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination.  We assume no

Proofpoint, Inc.

April 20, 2012,

obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By: /s/ Fenwick & West LLP